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                        SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C. 20549

                                 __________________

                                      FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        August 9, 1998


                                 __________________

                            HARRAH'S ENTERTAINMENT, INC.
               (Exact name of registrant as specified in its charter)


             DELAWARE               1-10410                61-1411755
   (State or other jurisdiction   (Commission           (I.R.S. Employer
       of incorporation or        File Number)         Identification No.)
          organization)

         1023 CHERRY ROAD
        MEMPHIS, TENNESSEE                                   38117
 (Address of Principal Executive                           (Zip Code)
             Offices)
                                 __________________




                                   (901) 762-8600
                ----------------------------------------------------
                (Registrant's telephone number, including area code)



           --------------------------------------------------------------
           (Former name or former address, if changed since last report.)

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Item 5.   Other Events

          On August 9, 1998, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with HEI Acquisition Corp. III, a Nevada corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Rio Hotel & Casino, Inc., a Nevada corporation ("Rio"), providing for the merger of Merger Sub with and into Rio with Rio as the surviving corporation. Following the approval and adoption of the Merger Agreement by a majority of the stockholders of Rio and approval by the stockholders of the Registrant of its issuance of shares of common stock as merger consideration, and upon the receipt of all necessary gaming and other approvals and the satisfaction or waiver of all other conditions precedent, Merger Sub will merge with and into Rio and each outstanding share of common stock of Rio will be converted automatically into the right to receive one share of the Registrant's common stock.

          In connection with entering into the Merger Agreement, certain stockholders of Rio holding approximately 22% of the outstanding common stock of Rio have entered into stockholder support agreements with the Registrant, pursuant to which such stockholders agreed to vote their shares in favor of the approval and adoption of the Merger Agreement, subject to certain conditions.

          For additional information concerning the foregoing, reference is made to the Registrant's press release dated August 10, 1998 and the Merger Agreement, copies of which are attached as exhibits hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

     2.1 Agreement and Plan of Merger, dated as of August 9, 1998, by and among Harrah's Entertainment, Inc., HEI Acquisition Corp. III and Rio Hotel & Casino, Inc.

    99.1  Text of Press Release, dated August 10, 1998.

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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HARRAH'S ENTERTAINMENT, INC.


Date:  August 14, 1998                  By:       /s/ CHARLES L. ATWOOD
                                                  --------------------------
                                        Name:     Charles L. Atwood
                                        Title:    Vice President and
                                                  Treasurer

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